Exhibit 99.1

STARWOOD PROPERTY TRUST AND STARWOOD CAPITAL GROUP TO ACQUIRE LNR PROPERTY LLC

— Starwood Property Trust to Acquire Premier Real Estate Servicing and Debt Origination Platform —

— Significantly Expands Starwood Property Trust’s Product Offerings, Pipeline Opportunities and Underwriting Capabilities —

— Creates Unique Combination of Expertise, Data and Access to Capital —

GREENWICH, Conn. and MIAMI, Jan. 24, 2013/PRNewswire/ — Starwood Property Trust (NYSE: STWD) (the “Company”) and Starwood Capital Group, a leading global private investment firm, on behalf of Starwood Distressed Opportunity Fund IX, today announced that they have entered into a definitive agreement to acquire LNR Property LLC (“LNR”) for a total purchase price of $1.05 billion in cash.

LNR, founded in 1969, is a leading diversified real estate investment, finance, management and development firm with over 550 employees located in 12 offices throughout the US and Europe.

Under the terms of the agreement, Starwood Property Trust will acquire the following LNR business segments for a total purchase price of $856 million:

•                  US Special Servicer — the largest US special servicer with over $131 billion in loans under management and real estate owned;

•                  US Investment Securities Portfolio — a portfolio of legacy whole loans, CMBS and CDO investments;

•                  Archetype Mortgage Capital — a commercial real estate conduit loan origination platform designed to provide unique financing solutions throughout the US;

•                  Archetype Financial Institution Services — an acquirer, manager, and servicer of portfolios of small balance commercial loans and real estate assets;

•                  LNR Europe — which consists of Hatfield Philips, the largest independent primary and special servicer in Europe, and LNR European Investment Fund, a European CRE debt fund; and

•                  Auction.com — 50 percent of LNR’s interest in the nation’s leading real estate exchange selling residential and commercial real estate via auction.

In addition, Starwood Capital Group will acquire for $197 million both LNR’s US Commercial Property Group and the other 50 percent of LNR’s ownership interest in Auction.com.

“We are delighted to announce this transformative and highly strategic acquisition that diversifies Starwood Property Trust’s revenue sources, adds significant scale to our operating platform and dramatically expands our proprietary origination capabilities,” said Barry Sternlicht, Starwood Property Trust’s Chairman and Chief Executive Officer. “We expect the combination of LNR’s capabilities, Starwood Property Trust’s superior access to capital, and both firms’ underwriting expertise to result in a long-term and sustainable competitive advantage.”

Mr. Sternlicht continued, “We are pleased to add LNR’s deep and talented team of experienced professionals, who have a demonstrated track record of generating profits through all stages of the real estate cycle.”

Toby Cobb and Justin Kennedy, Co-Chief Executive Officers of LNR, commented: “The entire LNR team is extremely excited to be joining the Starwood family. Having partnered on several large transactions, we knew that Starwood Property Trust’s unique capital and investment capabilities would be a perfect complement for LNR’s operating platform and diligence capabilities. This is a truly powerful combination and we look forward to continuing to grow the business.”

The acquisition is expected to be accretive to earnings and cash flow in 2013 (before transaction expenses) and 2014, resulting in enhanced dividend coverage for Starwood Property Trust’s shareholders.

Summary of Strategic Benefits

Starwood Property Trust expects the combination to benefit the Company in three key areas:

•                  Expanded Investment Pipeline: Widens scope of potential capital deployment opportunities via more than 15,000 touch points with borrowers representing more than $125 billion in loans, a proven conduit originator, a small balance commercial real estate loan platform, unmatched CMBS investing capabilities, a leading platform in Europe, and an ownership interest in Auction.com which will provide incremental deal flow.

•                  Scale and Diversification: Establishes Starwood Property Trust as a full service real estate finance company and immediately expands breadth of business lines to include CMBS securities and special servicing, which are counter-cyclical investments and provide a natural hedge in a variety of economic scenarios.

•                  Enhanced Risk Management: Adds a premier global platform of real estate underwriters and workout specialists with access to an unmatched proprietary database on the performance of over $400 billion of commercial real estate loans and underlying assets, resulting in industry-leading underwriting and risk assessment via a significant information advantage.

The completion of the acquisition is subject to the satisfaction of a number of customary conditions, including the expiration of waiting periods and the receipt of approvals under Hart-Scott-Rodino, and is expected to close during the second quarter of 2013.

LNR Ownership

LNR is currently owned by affiliates of Aozora Bank Ltd, a subsidiary of certain investment funds managed by Cerberus Capital Management L.P., iStar Financial, a subsidiary of certain investment funds managed by Oaktree Capital Management, L.P., and Vornado Realty Trust.

“The current ownership group invested in LNR because we recognized its significant potential under our collective stewardship,” said Jay Sugarman, Chairman of LNR. “Having successfully transformed the company through new management and new strategic directives, we are pleased to realize on that investment and grateful for the dedication of all the LNR employees that enabled this outcome.”

Conference Call and Investor Information

An investor presentation discussing the transaction will be available in the investor relations section of Starwood Property Trust’s website. The Company has scheduled a conference call for Thursday, January 24, at 8:30am Eastern Time to discuss the acquisition. A webcast will be available on the investor relations section of Starwood Property Trust’s website at www.starwoodpropertytrust.com.

To Participate In the Telephone Conference Call

Dial in at least five minutes prior to start time.

Toll-Free	1-888-471-3840
Toll/International	1-719-457-2605

Conference Call Playback:

Toll-Free	1-877-870-5176
Toll/International	1-858-384-5517
Passcode:	6214886

The playback can be accessed through February 7, 2013.

Transaction Advisors

Citigroup and Credit Suisse are serving as financial advisors to Starwood Property Trust on the transaction and Sidley Austin LLP is acting as legal counsel. Lazard is serving as financial advisor to the sellers of LNR Property LLC.

About Starwood Property Trust, Inc.

Starwood Property Trust, Inc. is focused on originating, investing in, financing and managing commercial mortgage loans and other commercial real estate debt investments, commercial mortgage-backed securities (“CMBS”), and other commercial real estate-related debt investments. Starwood Property Trust, Inc. also invests in residential mortgage-backed securities (“RMBS”) and residential real estate owned, and may invest in non-performing loans, commercial properties subject to net leases and residential mortgage loans. The Company is externally managed and advised by SPT Management, LLC, an affiliate of Starwood Capital Group, and has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes.

About Starwood Capital Group

Starwood Capital Group is a private, U.S.-based investment firm with a core focus on global real estate.  Since the group’s inception in 1991, the firm has raised over $16 billion of equity capital and, through its various funds, has invested $13.7 billion representing $36 billion in assets.  Starwood Capital Group currently has over $22 billion of assets under management. Starwood Capital Group maintains offices in Greenwich, Atlanta, San Francisco, Washington, D.C., Los Angeles and Chicago, and affiliated offices in London, Luxembourg, Paris, Mumbai and Sao Paulo.  Starwood Capital Group has invested in nearly every class of real estate on a global basis, including office, retail, residential, senior housing, golf, hotels, resorts and industrial assets.  Starwood Capital Group and its affiliates have successfully executed an investment strategy that includes building enterprises around core real estate portfolios in both the private and public markets.  Additional information about Starwood Capital can be found at www.starwoodcapital.com.

About LNR Property LLC

LNR Property LLC is a market leader in commercial real estate finance, management and development, with established expertise and demonstrated capability in the investment, management and servicing of commercial real estate assets, secured real estate loans and loan pools. LNR, which was founded in 1969, is headquartered in Miami Beach, Florida and has 12 offices throughout the US and Europe. LNR’s Commercial Property Group is focused on creating value by acquiring, developing, repositioning, managing and selling interests in commercial and multi-family real estate, including land. LNR’s Asset Services Group focuses on LNR’s loan and loan securities businesses and is one of the nation’s leading buyers of non-investment grade and unrated commercial mortgage backed securities (“CMBS”), and is the leading special servicer in the U.S.

Investor Relations — Starwood Property Trust

Phone: 203-422-7788

Email: investorrelations@stwdreit.com

Media Relations — Starwood Property Trust

Phil Denning or Jason Chudoba

ICR, Inc.

Phone: 203-682-8200

Jason.chudoba@icrinc.com, Phil.denning@icrinc.com

Media Relations — Starwood Capital Group

Tom Johnson

Abernathy MacGregor

212-371-5999